Exhibit 99.1

For Further Information:

Mikel H. Williams

Chief Executive Officer

(714) 688-7200

DDi Corp. Announces Third Quarter 2009 Results

ANAHEIM, Calif., October 28, 2009 – DDi Corp. (NASDAQ: DDIC), a leading provider of time-critical, technologically-advanced printed circuit board (“PCB”) engineering and manufacturing services, today reported financial results for its third quarter ended September 30, 2009.

Highlights:

•	Sequential quarterly net sales growth of 6% with continued profitability

•	Increased cash and cash equivalents to $25.6 million at September 30, 2009

•	Year to date bookings of $1 million on entry into ATE market segment

•	New NextGen-SMV™ technology launched with strategic customers

•	Announced proposal to acquire Coretec Inc.

Third Quarter Results

The Company reported third quarter 2009 net sales of $39.3 million, adjusted EBITDA of $3.0 million, and net income of $249,000, or $0.01 per diluted share. On a year to date basis, net sales were $115.8 million, adjusted EBITDA was $10.2 million, and net income was $1.2 million, or $0.06 per diluted share.

Mikel Williams, President and CEO of DDi, stated “We are pleased to see top line growth return, continued profitability and positive cash generation during the third quarter, given the continued market pressures in the general economy. Further, we are seeing solid signs of success with our entry into the ATE market as we continue to gain qualifications with customers in this segment.”

“We also have taken the NextGen-SMV™ out to key strategic customers and are receiving strong interest in this new and disruptive technology and have begun delivering product on live production orders. This technology provides a new way to build printed circuit boards, and allows for quicker manufacturing cycles and enhanced design and product capabilities. We see this as a disruptive technology and another key differentiator in DDi’s technical capabilities in the marketplace,” Williams added.

Additionally, DDi announced on October 26, 2009 that it had proposed to acquire all of the outstanding common shares of Coretec Inc., a Canada-based North American PCB manufacturer, for CDN$0.20 (US $0.19) per share. “We believe the combination of DDi and Coretec would create a powerful player in the PCB industry. The combined company would be able to more effectively meet

DDi Corp. Third Quarter 2009 Earnings Results

customer demand, drive significant operational cost synergies and overall accelerate value creation for both companies’ shareholders,” stated Mr. Williams. “To demonstrate DDi’s interest in pursuing a transaction with Coretec, we recently purchased 515,000 shares of Coretec common stock in the open market at an average purchase price of CDN$0.0975 per share.”

DDi’s third quarter 2009 net sales of $39.3 million represented a 20 percent decrease from the prior year’s third quarter net sales of $49.3 million, but a 6 percent sequential increase from second quarter 2009 net sales of $37.2 million. On a year to date basis, net sales decreased 22 percent to $115.8 million for the first nine months of 2009 compared to $147.8 million for the same period in 2008.

Gross margin for the third quarter of 2009 decreased to 16.8 percent of net sales compared to the prior year’s third quarter gross margin of 20.8 percent and was also down on a sequential basis from 18.0 percent of net sales in the second quarter of 2009. On a year to date basis, gross margin decreased to 17.8 percent of net sales for the first nine months of 2009 compared to 20.5 percent for the same period in 2008.

The Company’s adjusted EBITDA for the third quarter of 2009 was $3.0 million, or 7.7 percent of net sales, compared to $7.1 million, or 14.3 percent of net sales for the prior year’s third quarter. On a sequential basis, adjusted EBITDA decreased compared to $3.6 million, or 9.6 percent of net sales for the second quarter of 2009. On a year to date basis, adjusted EBITDA decreased to $10.2 million, or 8.8 percent of net sales in the first nine months of 2009, compared to $20.5 million, or 13.9 percent of net sales for the same period in 2008. (Reconciliations of this non-GAAP measure are provided after the GAAP condensed consolidated financial statements below.)

The Company reported net income of $249,000, or $0.01 per diluted share for the third quarter of 2009, compared to net income of $1.6 million, or $0.08 per diluted share for the prior year’s third quarter, and compared to net income of $434,000, or $0.02 per diluted share in the second quarter. On a year to date basis, net income and earnings per share were $1.2 million, or $0.06 per diluted share in the first nine months of 2009, compared to $3.8 million, or $0.18 per diluted share for the same period in 2008.

As of September 30, 2009, the Company had total cash and cash equivalents of $25.6 million. The Company had a borrowing capacity of approximately $13.3 million and no borrowings outstanding under its revolving credit facility at September 30, 2009. The Company has invested approximately $2.7 million year to date on capital expenditures.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss the third quarter 2009 financial results will be held today at 5:00 p.m. Eastern / 2:00 p.m. Pacific. The call is being webcast and can be accessed at the Company’s web site: www.ddiglobal.com/investor. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A telephone replay of the conference call will be available through November 11, 2009 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering the conference ID 57440573. An online replay of the webcast will be available for 12 months at www.ddiglobal.com/investor under “Financial Calendar.” For more information, visit www.ddiglobal.com.

DDi Corp. Third Quarter 2009 Earnings Results

About DDi

DDi is a leading provider of time-critical, technologically-advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer PCB engineering, fabrication and manufacturing services to leading electronics OEMs and contract manufacturers worldwide from its facilities across North America and with manufacturing partners in Asia.

###

DDi Corp. Third Quarter 2009 Earnings Results

Non-GAAP Financial Measures

This release includes ‘adjusted EBITDA’, a non-GAAP financial measure as defined in Regulation G of the Securities Exchange Act of 1934. Management believes that the disclosure of non-GAAP financial measures, when presented in conjunction with the corresponding GAAP measures, provide useful information to the Company, investors and other users of the financial statements and other financial information in identifying and understanding operating performance for a given level of net sales and business trends. Management believes that adjusted EBITDA is an important factor of the Company’s business because it reflects financial performance that is unencumbered by debt service and other non-cash, non-recurring or unusual items. This financial measure is commonly used in the Company’s industry. It is also used by the Company’s lenders to determine components of covenant compliance. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. The Company’s definition of adjusted EBITDA may differ from definitions of such financial measure used by other companies. The Company has provided a reconciliation of adjusted EBITDA to GAAP financial information in the attached Schedule of Non-GAAP reconciliations.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding the Company’s assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. The Company cautions that while it makes such statements in good faith and it believes such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, it cannot assure you that the Company’s projections will be achieved. In addition to other factors and matters discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or its subsidiaries to differ materially from those discussed in forward-looking statements include changes in general economic conditions in the markets in which it may compete and fluctuations in demand in the electronics industry; the Company’s ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; increases in the Company’s cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. In addition, although DDi Corp. has proposed to acquire all of the outstanding common stock of Coretec Inc. Inc., no definitive agreements have been executed and such acquisition would be subject to various conditions. There can be no assurances that any definitive offer by DDi Corp. will be made nor that any definitive agreement will be approved or consummated between the parties. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

Any proposed acquisition may only be completed in accordance with applicable state and federal laws. This press release shall not constitute an offer or a solicitation of an offer to buy any securities nor shall it constitute a solicitation of a proxy to vote with respect to any transaction.

If the parties sign a definitive merger agreement and a decision is made to register securities of DDi Corp., DDi Corp. will likely file a registration statement on Form S-4 containing a proxy statement/prospectus and other relevant documents regarding the transaction with the SEC. The definitive proxy statement/prospectus will be mailed to shareholders of Coretec Inc. STOCKHOLDERS OF DDI CORP., THOSE CONSIDERING INVESTING IN DDI CORP. SECURITIES AND SECURITY HOLDERS OF CORETEC INC. ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC, INCLUDING RELATED FORM 8-K’S WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and the Forms 8-K (when available) and other documents filed by DDi Corp. with the securities regulatory authorities in Canada through the website maintained at www.sedar.com and with the SEC through the Web site maintained by the SEC at http://www.sec.gov. Free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Investor Relations Department, DDi Corp., 1220 N. Simon Circle, Anaheim, CA 92806.

[Financial Tables follow]

DDi Corp. Third Quarter 2009 Earnings Results

DDi Corp.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Qtr. Ended Sept. 30, 2009	Qtr. Ended Sept. 30, 2008	Qtr. Ended June 30, 2009
Net sales	$39,302	$49,285	$37,177

Cost of goods sold	32,693	39,058	30,498

Gross profit	6,609	10,227	6,679
	16.8%	20.8%	18.0%

Operating expenses:
Sales and marketing	2,871	3,230	2,829
General and administrative	3,198	3,508	2,835
Amortization of intangible assets	190	1,339	190
Restructuring and other related charges	—	8	—

Operating income	350	2,142	825

Interest and other expense, net	284	42	266

Income before income tax expense	66	2,100	559

Income tax expense (benefit)	(183)	513	125

Net income	$249	$1,587	$434

Net income per share – basic	$0.01	$0.08	$0.02
Net income per share – diluted	$0.01	$0.08	$0.02

Weighted-average shares used in per share computations – basic	19,715	20,893	19,715
Weighted-average shares used in per share computations – diluted	19,915	20,932	19,803

DDi Corp. Third Quarter 2009 Earnings Results

DDi Corp.

Condensed Consolidated Statements of Operations

(In thousands, except for per share amounts)

(Unaudited)

	9 Months Ended Sept. 30, 2009	9 Months Ended Sept. 30, 2008
Net sales	$115,754	$147,825

Cost of goods sold	95,206	117,482

Gross profit	20,548	30,343
	17.8%	20.5%
Operating expenses:
Sales and marketing	8,605	9,698
General and administrative	9,457	10,678
Amortization of intangible assets	570	4,018
Restructuring and other related charges	—	275

Operating income	1,916	5,674

Interest and other expense, net	647	83

Income before income tax expense	1,269	5,591

Income tax expense	73	1,779

Net income	$1,196	$3,812

Net income per share – basic	$0.06	$0.18
Net income per share – diluted	$0.06	$0.18

Weighted-average shares used in per share computations – basic	19,715	21,393
Weighted-average shares used in per share computations – diluted	19,820	21,415

DDi Corp. Third Quarter 2009 Earnings Results

DDi Corp

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$25,599	$20,081
Accounts receivable, net	22,846	25,504
Inventories	14,123	13,768
Prepaid expenses and other current assets	966	620

Total current assets	63,534	59,973
Property, plant and equipment, net	24,510	27,848
Intangible assets, net	1,564	2,134
Other assets	717	825

Total assets	$90,325	$90,780

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,559	$11,635
Accrued expenses and other current liabilities	8,444	10,656

Total current liabilities	19,003	22,291
Long-term liabilities	2,871	3,385

Total liabilities	21,874	25,676

Stockholders’ equity:
Common stock, additional paid-in-capital and treasury stock	230,871	229,289
Accumulated other comprehensive loss	215	(354)
Accumulated deficit	(162,635)	(163,831)

Total stockholders’ equity	68,451	65,104

Total liabilities and stockholders’ equity	$90,325	$90,780

DDi Corp. Third Quarter 2009 Earnings Results

DDi Corp.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Qtr. Ended Sept. 30, 2009	Qtr. Ended Sept. 30, 2008	Qtr. Ended June 30, 2009
Adjusted EBITDA:
GAAP net income	$249	$1,587	$434
Add back:
Interest and other expense, net	284	42	266
Income tax expense (benefit)	(183)	513	125
Depreciation	2,060	2,925	2,027
Amortization of intangible assets	190	1,339	190
Non-cash compensation	445	653	517
Restructuring and other related charges	—	8	—

Adjusted EBITDA **	$3,045	$7,067	$3,559

**	Earnings before interest and other, income taxes, depreciation, amortization, non-cash compensation, and restructuring and other related charges

	9 Months Ended Sept. 30, 2009	9 Months Ended Sept. 30, 2008
Adjusted EBITDA:
GAAP net income	$1,196	$3,812
Add back:
Interest and other expense, net	647	83
Income tax expense	73	1,779
Depreciation	6,153	8,554
Amortization of intangible assets	570	4,018
Non-cash compensation	1,582	1,954
Restructuring and other related charges	—	275

Adjusted EBITDA **	$10,221	$20,475

**	Earnings before interest and other, income taxes, depreciation, amortization, non-cash compensation, and restructuring and other related charges